Exhibit (10) (xxii)

COOPER TIRE & RUBBER COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE I. PURPOSE

Section 1.1 Statement of Purpose: Effective Date. This is the Cooper Tire & Rubber Company Executive Deferred Compensation Plan, Amended and Restated as of January 1, 2008. The Plan is a complete amendment and restatement of the Cooper Tire & Rubber Company Executive Deferred Compensation Plan previously established to provide designated management and highly compensated employees with the option to defer the receipt of a portion of their regular compensation and annual and multi-year cash incentives under an Incentive Compensation Plan including any successor to certain of such plans and any subsequent plans pursuant to which annual and multi-year cash incentives are granted. The Plan is being amended and restated to comply with the requirements of Section 409A of the Code while still fulfilling its original goal of assisting in attracting and retaining employees of exceptional ability by providing these benefits. The Plan shall be effective as the Effective Date. The terms and conditions of the Plan are set forth below.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

(a) “Account” means the bookkeeping account maintained on the books of the Company pursuant to Articles IV and V for the purpose of accounting for (i) the amount of Base Salary that a Participant elects to defer under the Plan and (ii) the amount of Cash Award that a Participant elects to defer under the Plan. A Participant’s Account shall consist of (i) a cash subaccount if the Participant elects to defer the receipt of Base Salary or Cash Awards, and (ii) one or more subaccounts for Investments.

(b) “Accounting Date” means the last business day of each month and any other date selected by the Committee.

(c) “Accounting Period” means the period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

(d) “Administrator” means a committee consisting of one or more persons who shall be appointed by and serve at the pleasure of the Committee.

(e) “Affiliate” means any corporation, limited liability company, joint venture, partnership, or other legal entity in which the Company owns, directly or indirectly, or has previously owned at least fifty percent (50%) of the capital stock, profits, interest or capital interest.

(f) “Base Salary” means a Participant’s base earnings paid by the Company without any regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan, or an election between benefits or cash provided under a plan of the Company maintained pursuant to Section 125 or 401(k) of the Code.

(g) “Beneficiary” means the person or persons (natural or otherwise) designated or deemed to be designated by the Participant pursuant to Article VIII to receive benefits payable under the Plan in the event of Participant’s death.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means an Employee’s awards for a Plan Year which may consist of (i) the annual cash award under an Incentive Compensation Plan which is earned with respect to services performed by the Employee during such Plan Year, whether or not such award is actually paid to the Employee during such Plan Year, and (ii) a multi-year cash incentive bonus under an Incentive Compensation Plan or successor incentive compensation plans, which is earned with respect to a period of service performed by the Employee ending in such Plan Year, whether or not such award is actually paid to the Employee during such Plan Year.

(j) “Cause” means termination of the Participant’s employment with the Company or an Affiliate by the Board because of:

(i) the willful and continued failure by the Participant to perform substantially the duties of the Participant’s position; or

(ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or an Affiliate, monetarily or otherwise; or

(iii) the conviction of a criminal violation involving fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with the Company or an Affiliate.

(k) “Change in Control” means the occurrence of any of the following events:

(a) one or more persons acting as a group acquires ownership of stock that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company by direct purchase or by way of merger or consolidation with another entity;

(b) one or more persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions;

(c) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date of this Agreement) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 30% or more but less than 35% of the voting power of the then outstanding voting securities of the Company without prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Affiliate of the Company; (x) any employee benefit plan of the Company or any Affiliate; or (y) any person or group of which employees of the Company or of any Affiliate control a greater than 30% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Participant; or

(d) a majority of the members of the Board is replaced during any 12-month period by members whose appointment or election is not endorsed by a majority of the members before the date of appointment.

(l) “Claimant” has the meaning set forth in Section 9.6(a).

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time; any reference to a provision of the Code shall also include any successor provision thereto.

(n) “Committee” means the Compensation Committee of the Board.

(o) “Common Stock Fund” means the Cooper Tire & Rubber Company Stock Fund under the Cooper Tire & Rubber Company Spectrum Investment Savings Plan, as amended.

(p) “Company” means Cooper Tire & Rubber Company and any successor or successors thereto.

(q) “Disability” means the occurrence of any of the following events:

(i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(ii) a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can by expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan;

(iii) a Participant is determined to be totally disabled by the Social Security Administration.

(r) “Effective Date” means January 1, 2008.

(s) “Employee” means any employee of the Company or an Affiliate who is, as determined by the Committee, a member of a “select group of management or highly compensated employees” of the Company, within the meaning of Sections 201, 301 and 401 of ERISA, and who is designated by the Committee as an Employee eligible to participate in the Plan.

(t) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time; any reference to a provision of ERISA shall also include any successor provision thereto.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any rules promulgated thereunder (or any successor provision thereto).

(v) “Financial Hardship” means an unforeseeable financial emergency of the Participant, determined by the Administrator as provided in Section 7.6 on the basis of information supplied by the Participant, arising from an illness, disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence beyond the control of the Participant, but not including foreseeable events such as the purchase of a house or education expenses for children.

(w) “Incentive Compensation Plan” means Cooper Tire & Rubber Company’s 2006 Incentive Compensation Plan, the 2001 Incentive Compensation Plan and the 1998 Incentive Compensation Plan which include the Senior Manager’s Annual Incentive Plan and the Long-Term Incentive Plan, as amended, and any successor and subsequent incentive compensation plans pursuant to which annual and multi-year cash incentives are granted.

(x) “Insider Participant” means any Participant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act.

(y) “Investments” has the meaning set forth in Section 6.1 (a).

(z) “Participant” means an Employee participating in the Plan in accordance with the provisions of Section 3.1, or a former Employee retaining benefits under the Plan that have not been fully paid.

(aa) “Participation Agreement” means the agreement(s) submitted by a Participant to the Administrator as provided in Section 3.1(b) in the form approved by the Administrator.

(bb) “Plan” means the Cooper Tire & Rubber Company Executive Deferred Compensation Plan, amended and restated as of January 1, 2008 as it may, from time to time, be amended.

(cc) “Plan Year” means the 12-month period beginning January 1 and ending the following December 31.

(dd) “Request” has the meaning set forth in Section 6.1(b).

(ee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

(ff) “Settlement Date” means the date on which a Participant terminates employment with the Company. Leaves of absence granted by the Company will not be considered as termination of employment during the term of such leave. Settlement Date shall also include with respect to any deferral the date prior or subsequent to termination of employment selected by a Participant in a Participation Agreement for distribution of all or a portion of the amounts deferred during a Plan Year as provided in Section 7.5.

(gg) “Specified Employee” means any Participant designated by the Company as such in accordance with Treasury Regulation 1.409A-1(i) on December 31 each year for the following Plan Year.

(hh) “Terminated Participant” has the meaning set forth in Section 11.3(a).

(ii) “Trust” has the meaning set forth in Section 6.3(a).

(jj) “Trust Agreement” has the meaning set forth in Section 6.3(a).

(kk) “Trustee” has the meaning set forth in Section 6.3(a).

Section 2.2. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section.

ARTICLE III. PARTICIPATION AND DEFERRALS

Section 3.1. Eligibility and Participation.

(a) Eligibility. Eligibility to participate in the Plan for any Plan Year is limited to Employees.

(b) Participation. Participation in the Plan shall be limited to Employees who elect to participate in the Plan by properly completing, executing and filing a Participation Agreement with the Administrator. A properly completed and executed Participation Agreement shall be filed (i) on or prior to the December 31 immediately preceding each Plan Year in which the Participant’s participation in the Plan will commence with respect to deferral of Base Salary, (ii) on or prior to the December 31 immediately preceding the Plan Year with respect to which an annual Cash Award will be earned or (iii) on or prior to the December 31 immediately preceding each Plan Year which will be applicable for each subsequent Plan Year with respect to which a multi-year Cash Award will be earned. The election to participate shall be effective as provided therein following receipt by the Administrator of the Participation Agreement. Each Participation Agreement for the Plan shall be effective only with regard to Base Salary and Cash Awards earned and payable following the later of the effective date of the Participation Agreement or the date the Participation Agreement is filed with the Administrator.

(c) Initial Year of Participation. Notwithstanding Section 3.1(b), a Participant who first becomes an Employee during a Plan Year may, within 30 days after he becomes an eligible Employee, elect to participate in the Plan for such Plan Year and any Plan Year thereafter by filing a Participation Agreement with the Administrator, and his Participation Agreement shall be effective only with regard to Base Salary and Cash Awards earned following the filing of the Participation Agreement with the Administrator.

(d) Termination of Participation. Participation in the Plan shall continue as long as the Participant is eligible to receive benefits under the Plan. A Participant may elect to terminate his or her participation in the Plan by filing a written notice thereof with the Committee. The termination shall be effective at any time specified by the Participant in the notice, but not earlier than the first day of the next Plan Year following receipt by the Administrator. Amounts credited to such Participant’s Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive earnings and be credited with gains and debited with losses thereon (where applicable), and otherwise governed by, the terms of the Plan.

Section 3.2. Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if the Administrator determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of ERISA or regulations thereunder, the Administrator may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Amounts credited to such Participant’s Account with respect to periods prior to the effective date of such determination shall continue to be payable pursuant to, receive earnings and be credited with gains and debited with losses thereon (where applicable), and otherwise governed by, the terms of the Plan.

ARTICLE IV. DEFERRAL OF BASE SALARY AND CASH AWARDS

Section 4.1. Deferral of Base Salary. With respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of Base Salary, up to 80% of the Participant’s Base Salary, provided the total amount of Base Salary the Participant elects to defer under this Plan shall not be less than $10,000 annually. A Participant may change the dollar amount or percentage of Participant’s Base Salary to be deferred by filing a written notice thereof with the Administrator. Any such change shall be effective as of the first day of the Plan Year following the Plan Year in which such notice is filed with the Administrator.

Section 4.2. Deferral of Cash Awards. With respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of Participant’s annual and/or multi-year Cash Awards, up to the full amount of the Participant’s annual and multi-year Cash Awards, provided that the total amount of annual or multi-year Cash Awards the Participant elects to defer under this Plan shall not be less than $10,000 annually. A Participant may change the dollar amount or percentage of Participant’s annual or multi-year Cash Award to be deferred by filing a written notice thereof with the Administrator. Any such change shall be effective with respect to any Plan Year following the receipt by the Administrator of such notice, if such notice is filed not later than the dates specified in Section 3.1(b).

ARTICLE V. PARTICIPANTS’ ACCOUNTS

Section 5.1. Establishment of Accounts. The Company, through its accounting records, shall establish an Account for each Participant. In addition, the Company may establish one or more subaccounts of a Participant’s Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan.

Section 5.2. Crediting of Base Salary and Cash Awards Deferrals. The portion of a Participant’s Base Salary or Cash Awards that is deferred pursuant to a Participation Agreement shall be initially credited to the Participant’s Cash Subaccount as of the date the corresponding non-deferred portion of his award would have been paid to the Participant. Any withholding of taxes or other amounts with respect to any deferred award which is required by state, federal or local law shall be withheld from the Participant’s non-deferred compensation.

Section 5.3. Determination of Accounts.

(a) Determination of Accounts. The amount credited to each Participant’s Account as of a particular date shall equal the deemed balance of such Account as of such date. The balance in the Account shall equal the amount credited pursuant to Section 5.2, and shall be adjusted in the manner provided in Section 5.4.

(b) Accounting. The Company, through its accounting records, shall maintain a separate and distinct record of the amount in each Account as adjusted to reflect income, gains, losses and distributions.

Section 5.4. Adjustments to Accounts.

(a) The Participant’s Account shall next be credited or debited, as the case may be, with an income (loss) and expense factor equal to an amount determined by multiplying (i) the balance credited to the Participant’s Account as of the immediately preceding Accounting Date (as adjusted pursuant to Section 5.2 and Section 5.5(a) for the current Accounting Period) by (ii) the rate of return net of expenses as determined by the Administrator for the Accounting Period or portion thereof ending on such Accounting Date on deemed Investments provided for in Section 6.1.

(b) After the crediting or debiting described in subsection (a) above, each Participant’s Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his death, the Participant’s Beneficiary.

Section 5.5. Statement of Accounts. At least annually, a statement shall be furnished to each Participant or, in the event of his death, to his Beneficiary showing the status of his Account as of the end of the most recent Accounting Period, any changes in his Account since the date of the most recent statement furnished to the Participant, and such other information as the Administrator shall determine.

Section 5.6. Vesting of Accounts. Each Participant shall at all times have a nonforfeitable interest in his Account balance.

ARTICLE VI. FINANCING OF BENEFITS

Section 6.1. Investment of Accounts.

(a) As soon as practicable after the crediting of any amount to a Participant’s Account, the Company may, in its sole discretion, direct that the Administrator invest the amount credited, in whole or in part, in one or more separate investment funds or vehicles, including, without limitation, certificates of deposit, mutual funds, money market accounts or funds, limited partnerships, real, personal, tangible or intangible property, or debt or equity securities, including equity securities of the Company (measured by market value, book value or any formula selected by the Administrator), (collectively the “Investments”), as the Administrator shall direct, or may direct that the Company retain the amount credited as cash to be added to its general assets. The Company shall be the sole owner and beneficiary of all Investments, and all contracts and other evidences of the Investments shall be registered in the name of the Company. The Company, under the direction of the Administrator, shall have the unrestricted right to sell any of the Investments included in any Participant’s Account, and the unrestricted right to reinvest the proceeds of the sale in other Investments or to credit the proceeds of the sale to a Participant’s Account as cash.

(b) Each Participant shall file a Request to be effective as of the beginning of the next Accounting Period with respect to the amounts credited to his Account and amounts subsequently credited to his Account. A Request will advise the Administrator as to the Participant’s preference with respect to investment vehicles for all or some portion of such amounts in specified multiples of 5%. The Administrator may, but is under no obligation to, deem such amounts to be invested in accordance with the Request made by the Participant, or the Administrator may, instead, in its sole discretion, deem such amounts to be invested in any deemed Investments selected by the Administrator.

(c) A Request, unless modified as described below, shall apply to all amounts credited to a Participant’s Account with respect to each subsequent Plan Year. A Request may be changed with respect to such amounts previously credited to a Participant’s Account as of such date and amounts subsequently credited to his Account by giving the Administrator prior written notice. Any such modified Request shall be effective upon processing by the Administrator but not later than the fifth business day following the day the Request is received by the Administrator.

(d) Notwithstanding the foregoing, if an Insider Participant modifies his Request to have the deemed investment of any portion of the amounts previously credited to such Insider Participant’s Account changed (x) to the Company’s Common Stock Fund consisting of the Common Shares of the Company from any of the other investment funds or (y) from the Company’s Common Stock Fund consisting of the Common Shares of the Company to any of the other investment funds, then in either such case such Request will not be processed by the Administrator if, in the sole judgment of the Administrator, the processing of such Request would result in the Insider Participant being liable to the Company under Section 16(b) of the Exchange Act, as amended. The provisions of this Section 6.1(d) with respect to Insider Participants shall apply to any Participant immediately upon the time such Participant becomes an Insider Participant and shall continue until such time as such Participant is no longer an Insider Participant.

(e) Earnings on any amounts deemed to have been invested in any Investments shall be deemed to have been reinvested in such Investments.

Section 6.2. Financing of Benefits. Benefits payable under the Plan to a Participant or, in the event of his death, to his Beneficiary shall be paid by the Company from its general assets. Notwithstanding the fact that the Participants’ Accounts may be adjusted by an amount that is measured by reference to the performance of any deemed Investments as provided in Section 6.1, no person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

Section 6.3. Funding.

(a) Notwithstanding the provisions of Section 6.2, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the “Trust”) pursuant to one or more trust agreements between a trustee and the Company. However, Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Company or the Trust. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Notwithstanding the foregoing, upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly, to the extent it has not previously done so, and in any event within five (5) business days after such Change in Control (or on such fifth business day if the Board has declared that a Change in Control is imminent), create an irrevocable trust to hold funds to be used in payment of the obligations of the Company under the Plan, and the Company shall fund such trust by transferring for the Accounts of those Participants whom the Board has identified to the Trustee as having been affected by such Change in Control an amount sufficient to fund no less than the total value of such Participants’ Accounts under the Plan as of the most recent Accounting Date to National City Bank or its successor (the “Trustee”) to be added to the principal of the trust under the Cooper Tire & Rubber Company Master Grantor Trust Agreement, between the Company and Trustee (the “Trust Agreement”), provided that any funds contained therein or in the Trust shall remain liable for the claims of the Company’s general creditors.

(b) Any payments of benefits by the Trustee to the Participant pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company’s obligation to pay benefits under the terms of this Plan, it being the intent of the Company that assets in the Trust be held as security for the Company’s obligation to pay benefits under this Plan.

ARTICLE VII. DISTRIBUTION OF BENEFITS

Section 7.1. Settlement Date. A Participant or, in the event of his death, his Beneficiary shall be entitled to distribution of all or a part of the balance of his Account, as provided in this Article VII, following his Settlement Date or Dates.

Section 7.2. Amount to be Distributed. The amount to which a Participant or, in the event of his death, his Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Participant’s adjusted account balance determined as of the Accounting Date coincident with or next following his Settlement Date or Dates.

Section 7.3. Death or Termination for Cause Distribution. Except as provided with respect to a Specified Employee in Section 7.7 hereof, upon the earlier of (i) termination of service of the Participant as an Employee of the Company for Cause, or (ii) the death of a Participant, the Company shall, in accordance with this Article VII, pay to the Participant or his Beneficiary (or, upon the death of a Beneficiary, to the Beneficiary’s estate), as the case may be, the balance of his Account in a lump sum. Such payment shall be made no later than the March 15th of the year following the death or termination of service of the Participant and shall completely discharge the Company’s obligations under this Plan.

Section 7.4. In-Service Distribution. A Participant may irrevocably elect to receive an in-service distribution of his deferred Base Salary, Cash and earnings thereon for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year in which such Base Salary, Cash Awards otherwise would have been first payable. A Participant’s election of an in-service distribution shall be made in the Participation Agreement filed as provided in Section 3.1. Any benefits paid to the Participant as an in-service distribution shall reduce the Participant’s Account.

Section 7.5. Form of Distribution.

(a) As soon as practicable after the end of the Accounting Period in which a Participant’s Settlement Date occurs, but in no event later than 30 days following the end of such Accounting Period, the Company shall distribute or cause to be distributed to the Participant the balance of the Participant’s Account as determined under Section 7.2, under one of the forms provided in this Section. Notwithstanding the foregoing, except as provided in Section 7.3, if elected by the Participant in the Participation Agreement filed as provided in Section 3.1, the distribution of all or a portion of the Participant’s Account may be made or commence on a date between the Settlement Date and the date the Participant attains age sixty-five (65).

(b) Distribution of a Participant’s Cash Subaccount with respect to any Plan Year shall be made in one of the following forms as elected by the Participant:

(i) by payment in cash in a specified sum;

(ii) by payment in cash in not greater than ten annual installments, provided, however, that each installment is not less than $10,000; or

(iii) a combination of (i) and (ii) above.

The Participant shall designate the percentage payable under each option.

(c) The Participant’s election of the time and form of distribution shall be made by in the Participation Agreement filed as provided in Section 3.1.

(d) The amount of each installment under Section 7.5(b) shall be equal to the quotient obtained by dividing the Participant’s Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

(e) If a Participant fails to make an election in a timely manner as provided in this Section 7.5, distribution shall be made in cash as applicable, in a single lump sum no later than March 15 of the year immediately following the year of the Settlement Date.

Section 7.6. Hardship Distributions. Upon a finding by the Administrator that a Participant has suffered a Financial Hardship, the Administrator may, in its sole discretion, distribute, or direct the Trustee to distribute, to the Participant an amount which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available from other sources of the Participant; provided, however, that in no event shall any amount attributable to a Participation Agreement be distributed less than six (6) months after the date of the applicable Participation Agreement. No distributions pursuant to this Section 7.6 may be made in excess of the value of the Participant’s Account at the time of such distribution.

Section 7.7. Specified Employees. Notwithstanding anything herein that may be interpreted to the contrary, no distribution shall be made to a Specified Employee by reason of termination of employment until six (6) months after the date the Specified Employee’s employment terminated. After such six (6) month period has elapsed, any distributions deferred by reason of this Section 7.7 shall within 30 days be distributed in a lump sum to the Participant and any additional scheduled distributions to which the Participant may be entitled shall be distributed to the Participant in accordance with this Section 7.

Section 7.8. Termination and Distribution of De Minimus Plan Balances. In the event the Committee determines that the value of a Participant’s Account is $15,000 or less the Company may terminate the Participant’s participation in the Plan and pay the Participant the value of the Participant’s Account to the Participant in the form of a lump sum payment, notwithstanding any other provision herein that may be interpreted to the contrary.

Section 7.9. Elections to Change Time or Form of Distribution. A Participant may elect to change the time or form of any distribution as initially elected in the Participation Agreement filed with the Administrator in accordance with Section 3.1 provided (i) the election will not be effective unless it is filed with the Administrator no later than 12 months prior to the date the distribution is made or, in the case of a series of distributions, 12 months prior to the date on which the first such distribution is to be made and (ii) the election must defer distribution, or in the case of a series of distributions, the first such distribution, for a period of not less than 5 years.

ARTICLE VIII. BENEFICIARY DESIGNATION

Section 8.1. Beneficiary Designation.

(a) As used in the Plan the term “Beneficiary” means:

(i) The person last designated as Beneficiary by the Participant in a writing on a form prescribed by the Administrator;

(ii) If there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant’s spouse; or

(iii) If no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant’s Account balance, then the legal representative of the last survivor of the Participant and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one (1) year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining balance of the Participant’s Account shall be distributed (in the proportions in which they would inherit his intestate personal property).

(b) Any Beneficiary designation may be changed from time to time by the filing of written notice with the Administrator. No notice given under this Section shall be effective unless and until the Administrator actually receives such notice.

Section 8.2. Facility of Payment. Whenever and as often as any Participant or his Beneficiary entitled to payments hereunder shall be under a Disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to the Participant; (ii) to the Participant’s legal guardian or conservator; or (iii) to the Participant’s spouse or to any other person, to be expended for the Participant’s benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

Section 8.3. Amendments. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

ARTICLE IX. ADMINISTRATION

Section 9.1. Administration.

(a) The Plan shall be administered by the Administrator. The Administrator shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

(b) The Administrator shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

(i) To determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

(ii) To conduct the claims procedures specified in Section 9.6.

All decisions of the Administrator as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 9.6.

(c) The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company.

Section 9.2. Plan Administrator. The Company shall be the “plan administrator” under the Plan for purposes of ERISA.

Section 9.3. Binding Effect of Decisions. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

Section 9.4. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, Beneficiaries, executors and administrators of each Participant.

Section 9.5. Indemnity of Committee and Administrator. The Company shall indemnify and hold harmless the members of the Committee and the Administrator and their duly appointed agents against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee and the Administrator.

Section 9.6. Claims Procedure.

(a) The Participant or his designated beneficiary (the “Claimant”) may file a written claim for payments under this Plan with the Administrator. Except under special circumstances, such claims shall be approved or denied within ninety (90) days. Any denial of such claim shall be by written notice from the Administrator stating:

(i) the specific reason for the denial;

(ii) the specific provisions of the Plan or related agreements on which the denial is based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation as to why such material or information is necessary; and

(iv) information as to how the Claimant may submit the claim to the Administrator for review.

(b) The Claimant, within ninety (90) days of such notice, may file with the Administrator a written request for a review of the denial. Except under special circumstances, the Administrator’s decision on review shall be made within sixty (60) days of the request. Such decision shall be by a written notice stating the reasons for the decision, and such decision shall be final.

Section 9.7. Expenses. All direct expenses of the Plan shall be paid by the Company.

ARTICLE X AMENDMENT AND TERMINATION OF PLAN

Section 10.1. Amendment. The Company may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant’s Account, as it existed as of the effective date of such amendment, suspension or reinstatement, without such Participant’s prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

Section 10.2. Termination. The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Administrator shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant’s Account, the earnings credited to a Participant’s Account under Section 5.5(b) or the timing or method of distribution of a Participant’s Account.

ARTICLE XL MISCELLANEOUS

Section 11.1. No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee or Participant, or as a right of any Employee or Participant, to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees or Participants, with or without Cause.

Section 11.2. Governing Law. All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of Ohio.

Section 11.3 Nonassignability.

(a) No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), other than the surviving spouse of any deceased Participant, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written “termination declaration” with the General Counsel of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the “Terminated Participant”).

(b) As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Committee’s shall be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in accordance with the provisions of the Plan.

Section 11.4. Severability. Each section, subsection and lesser section of this Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

Section 11.5. Withholding Taxes. If the Company is required to withhold any taxes or other amounts from a Participant’s Account pursuant to any state, federal or local law, such amounts shall be withheld from the amounts paid under the Plan.

Section 11.6. Legal Fees, Expenses Following a Change in Control. It is the intent of the Company that following a Change in Control no Employee or former Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Employee hereunder. Accordingly, if following a Change in Control it should appear that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Employee the benefits intended to be provided to such Employee hereunder, the Company irrevocably authorizes such Employee from time to time to retain counsel of his or her choice, at the expense of the Company, as hereafter provided, to represent such Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to such Employee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and such Employee agree that a confidential relationship shall exist between such Employee and such counsel. Following a Change in Control, the Company shall pay and be solely responsible for any and all attorneys’ and related fees and expenses incurred by such Employee as a result of the Company’s failure to perform under this Plan or any provision thereof; or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

Section 11.7. Top-Hat Plan. The Plan is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, notwithstanding any other provision of the Plan, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based upon a change in law that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition and notwithstanding any other provision of the Plan, in the absolute discretion of the Committee, the amount credited to each Participant’s Account under the Plan as of the date of termination, which shall be an Accounting Date for purposes of the Plan, will be paid immediately to such Participant in a single lump sum cash payment. Such payment shall completely discharge the Company’s obligations under this Plan.

IN WITNESS WHEREOF, Cooper Tire & Rubber Company has caused this instrument to be executed in its name as of the Effective Date.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Mark W. Krivoruchka
Mark W. Krivoruchka Senior Vice President Global Human Resources